Exhibit 10.14
SIXTH AMENDMENT TO
THE BANK OF AMERICA DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2015)

Instrument of Amendment

THIS INSTRUMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose

The Company sponsors The Bank of America Deferred Compensation Plan (f/k/a the Bank of America 401(k) Restoration Plan) (the “Plan”) for its eligible employees and eligible employees of its affiliated companies that participate in the Plan. The provisions of the Plan are currently set forth in an Instrument of the Company dated December 5, 2014, which amended and restated the Plan effective as of January 1, 2015, and subsequently amended by the First Amendment, dated December 17, 2015, by the Second Amendment, dated December 15, 2016, by the Third Amendment, dated December 13, 2019, by the Fourth Amendment, dated December 11, 2020, and by the Fifth Amendment, dated December 17, 2024. In Section 4.1 of the Plan, the Company reserved the right to amend the Plan in whole or in part.

By this Instrument, the Company is amending the Plan by modifying the distribution provisions to reflect certain timing nuances with respect to a specified year election.

NOW, THEREFORE, the Company hereby amends the Plan as follows, to be effective as of January 1, 2026:

1.Section 2.8(c) of the Plan is hereby amended by replacing the second sentence in the last paragraph of that Subsection with the following sentence:

“A Participant who makes a specified year election under Paragraphs (ii), (iii), (v) or (vi) of this Subsection must elect a calendar year that begins at least 24 months after the end of the Plan Year for which the election applies (for example, with respect to the Post-2014 Payment Election Source comprised of Class Year Deferrals for the 2026 Plan Year, the earliest calendar year a Participant can elect for a specified year distribution is 2029).”

2.Section 2.8(k) of the Plan is hereby amended by replacing the second sentence in that Subsection with the following sentence:

“Not in limitation of the foregoing, special rules may exist for Evergreen Payment Elections that would otherwise result in a commencement of payment in a specified year that does not begin at least 24 months after the end of the Plan Year with respect to which such Evergreen Payment Election applies.”

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3.Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, the Company, on behalf of all its affiliated companies that participate in the Plan, has caused this Instrument to be duly executed on the day 17th of December, 2025.

BANK OF AMERICA CORPORATION

By: /s/ Christopher J. Fabro

Christopher J. Fabro
Global Compensation, Benefits, and Corporate Travel Executive

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